Exhibit 10.1

SECOND WAIVER AND CONSENT TO CREDIT AGREEMENT

This SECOND WAIVER AND CONSENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of April 19, 2016, by and among (1) AMITY OIL INTERNATIONAL PTY LTD, a company organized and existing under the laws of Australia (“Amity”), (2) DMLP, LTD., a Bahamas international business company (“DMLP”), (3) PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş., a Turkish joint stock company (“Petrogas”), (4) TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., a company organized and existing under the laws of Australia (“TEMI”), (5) TALON EXPLORATION, LTD., a corporation duly organized and validly existing under the laws of Bahamas (“Talon”), (6) TRANSATLANTIC TURKEY, LTD., a corporation duly organized and validly existing under the laws of Bahamas (“TAT”, and together with Amity, DMLP, Petrogas, TEMI and Talon, each a “Borrower” and, collectively, the “Borrowers”), (7) the Guarantors (as defined in the Credit Agreement defined herein), (8) the Lenders (as defined in the Credit Agreement defined herein) and (9) BNP PARIBAS (SUISSE) SA as administrative agent (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of May 6, 2014 (as may from time to time be amended, supplemented, restated or otherwise modified, the “Credit Agreement”).

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent are parties to that certain Waiver and Consent to Credit Agreement, dated as of December 30, 2015 (the “First Waiver”) pursuant to which the Lenders have agreed to (i) waive certain Defaults under the Credit Agreement and (ii) consent to the Borrowers making certain transfers to the Parent and cash withdrawals from the Collection Accounts, in each case subject to the terms and conditions set forth in the First Waiver.

WHEREAS, the Borrowers have failed to satisfy one or more of the conditions under the First Waiver and as such have requested that the Lenders grant a further waiver subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS AND INTERPRETATION

1.1Definitions.  Unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. In addition:

“Albanian Facility” means the agreement for a $20,000,000 term loan facility dated December 15, 2011 (and amended and restated on September 17, 2014) between Raiffeisen Bank Sh. A as lender and TransAtlantic Albania Ltd. (a subsidiary of Stream Oil & Gas Ltd.) as borrower.

“Albanian Transaction” means the formation of a joint venture company with respect to the Delvina gas assets in Albania, whether by way of a single transaction or series of related transactions.

“Convertible Notes” means the 13.0% Convertible Notes issued by the Parent and maturing on July 1, 2017 in an aggregate principal amount of $55,000,000 and shall include all debt instruments issued directly or indirectly to replace such Convertible Notes (whether by way of a conversion, exchange, swap or other mechanism).

“Disposal Proceeds” means, in connection with an Albanian Transaction, a Selmo Farm-Out, a TBNG Disposal or any other Disposal made by any Obligor (or any of its Subsidiaries), the gross proceeds received therefrom, less (a) amounts required to repay outstanding senior secured Indebtedness owed to unaffiliated third parties (including, where applicable, Yapi ve Kredi Bankasi) whose consent may have been required in connection with such Disposal, (b) amounts required to pay government obligations or third party contractual obligations and any required escrows or bonding arrangements for indemnification obligations or purchase price adjustments in connection with such Disposal, (c) attorneys’ fees reasonably incurred in connection with such Disposal, and (d) transaction fees and other customary out-of-pocket fees and expenses (but excluding any general and administrative costs) actually incurred by the Parent or its Subsidiaries in connection with such Disposal.

“Funding Proceeds” means, in connection with any funding (whether through debt or equity) obtained by any Obligor (or any of its Subsidiaries), the gross proceeds received therefrom, less (a) attorneys’ fees reasonably incurred in connection with obtaining such funding, and (b) transaction fees and other customary out-of-pocket fees and expenses (but excluding any general and administrative costs) actually incurred by such Obligor (or its Subsidiary) in connection with obtaining such funding; provided that “Funding Proceeds” shall not include the proceeds from the issuance of debt instruments to replace the Convertible Notes (whether by way of a conversion, exchange, swap or other mechanism), if such replacement debt instruments are (x) unsecured, (y) subordinated in priority of payment to the Lenders at all times, and (z) contain terms no more favorable to the holders thereof and no more onerous to the Parent and its Subsidiaries than those contained in the Convertible Notes, as determined by the Lenders in their sole and absolute discretion.

“Monthly Withdrawal Limit” means $4,250,000; provided that if TBNG’s share of payments due under each offtake contract are being paid into a Local Collection Account designated by the Collateral Agent, the Lenders shall, subject to receipt of satisfactory information concerning TBNG’s operating expenditures, discuss with the Borrowers in good faith the possibility of allowing withdrawals above the Monthly Withdrawal Limit in each calendar month to enable TBNG to fund such expenditures.

“Selmo Farm-Out” means a farm-out, joint venture or other Disposal by TEMI of an economic interest in the Selmo Field.

“TBNG” means Thrace Basin Natural Gas (Türkiye) Corporation, a British Virgin Islands company, and a subsidiary of the Parent.

“TBNG Disposal” means a Disposal of all or substantially all of the Equity Interests of TBNG, or all or substantially all of TBNG’s assets or property (whether by way of a single transaction or series of related transactions), and yielding Disposal Proceeds of at least $15,000,000.

“TBNG Disposal Agreement” means a definitive and binding sale and purchase agreement in respect of a TBNG Disposal, entered into with an independent buyer reasonably satisfactory to the Lenders.

“TBNG Facility” means the agreement for an approximately $27,000,000 term loan facility maturing on September 30, 2015 (as amended and restated from time to time) between Yapi ve Kredi Bankasi as lender and TBNG as borrower.

“TBNG Receivables Assignment” means an assignment of receivables granting a Security Interest over all of the present and future receivables of TBNG, in form and substance satisfactory to the Lenders.

“TBNG Security Documents” means (a) a share pledge granting a Security Interest over all present and future Equity Interests of TBNG, and (b) a commercial enterprise pledge agreement granting a Security Interest over substantially all of the present and future movable assets of TBNG, each in form and substance satisfactory to the Lenders.

“Waiver Date” is defined in Section 4.1 (Conditions Precedent).

“Waiver Period” means the period starting from the Waiver Date and ending on the Waiver Termination Date (both dates inclusive).

“Waiver Termination Date” means September 30, 2016; provided that the Lenders may, in their sole and absolute discretion, agree in writing to extend such date to December 31, 2016.

1.2Interpretation.  This Agreement shall be construed and interpreted in accordance with the rules of construction set forth in Section 1.2 (Terms Generally) and Section 1.3 (Headings; Cross-References) of the Credit Agreement.

SECTION 2.  CONDITIONAL WAIVER AND CONSENT

2.1Conditional Waiver.  Subject to Section 2.3 (Conditions) and Section 4.1 (Conditions Precedent), the Lenders party hereto agree to waive any Default or Event of Default existing on the date of this Agreement arising from:

(a)

the failure to maintain a Designated Hedge Agreement to provide commodity price support in respect of at least 30% of the anticipated oil production volumes attributable to Proved Developed Producing Reserves, in breach of Section 7.14(a) (Hydrocarbon Hedge Agreement) of the Credit Agreement;

(b)

payments by the Borrowers to the Parent and its Affiliates for certain field technical services and general and administrative services in breach of Section 8.6 (Restricted Payments) of the Credit Agreement;

(c)

the Current Ratio falling below 1.10 to 1.00 on each of December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016, in breach of Section 8.16(a) (Financial Covenants) of the Credit Agreement;

(d)	the existence of a Borrowing Base Deficiency in an amount of $25,132,527.40 as of the date of this Agreement; and
(e)

a default under the Albanian Facility due to deferred payment of the term loan installment due on December 31, 2015 and failure to execute an agreement with Albpetrol Sh. A to postpone certain capital expenditures, and consequent cross-default under Section 9.1(e) (Cross-Default) of the Credit Agreement.

It is hereby acknowledged and agreed by the parties hereto that each of the foregoing conditional waivers shall not be deemed to be, nor construed as, a waiver of any other Default or Event of Default that may now be in existence or that may hereafter occur, nor a waiver of any Default or Event of Default which may result from any  of the conditions in Section 2.3 (Conditions) and Section 4.1 (Conditions Precedent) not being satisfied.

2.2Conditional Consent.  Subject to Section 2.3 (Conditions) and Section 4.1 (Conditions Precedent), the Lenders party hereto consent to the following transfers and withdrawals from the Collection Accounts:

(a)	on or before December 31, 2015, the Borrowers may transfer to the Parent an aggregate amount of up to $1,680,000 to pay for general and administrative costs relating to the Borrowers;
(b)

before December 31, 2015, the Borrowers may withdraw an aggregate amount of up to $3,500,000 to pay for certain projected expenditure items under the most recently delivered Banking Case as of the date of the First Waiver;

(c)

for each of January, February and March 2016, the Borrowers may withdraw an aggregate amount of up to $3,500,000 per calendar month to pay for certain projected expenditure items under the most recently delivered Banking Case as of the date of the First Waiver;

(d)

for each calendar month during the Waiver Period, the Borrowers may withdraw an aggregate amount not exceeding the Monthly Withdrawal Limit in any calendar month to pay for certain projected expenditure items specified in the most recently delivered Banking Case as of the date of this Agreement;

(e)

for each calendar month during the Waiver Period, the Borrowers may transfer to the Parent an aggregate amount of up to $540,000 per calendar month to pay for the Parent’s general and administrative costs relating to the Borrowers for such month (but without duplicating any general and administrative costs in Section 2.2(f) below); provided that (x) any such general and administrative costs exceeding $540,000 for any month shall not be carried over to the next month but shall be funded entirely by the shareholders of the Parent by way of capital contributions or shareholder loans, and no Obligor or any of its Subsidiaries shall facilitate the payment of any such excess (whether by Restricted Payments or otherwise), and (y) such transfer would not cause the Monthly Withdrawal Limit to be exceeded in any calendar month;

(f)

during the Waiver Period, the Borrowers may transfer to the Parent an aggregate amount of up to $1,000,000 to pay for the Parent’s general and administrative costs directly related to transactions to raise Disposal Proceeds or Funding Proceeds; provided that at the time such transfer is to be made (x) all expenses then due and payable in connection with maintaining the Borrowing Base Assets have first been paid in full, and (y) such transfer would not cause the Monthly Withdrawal Limit to be exceeded in any calendar month, and it being understood that the amount of such withdrawals will be calculated based on the then current daily foreign exchange rate of Dollars to Turkish Lira as published by the Central Bank of Turkey.  Save as set forth in this Agreement, the Borrowers may not make any other withdrawals from the Collection Accounts.

2.3Conditions.  The waivers and consents granted by the Lenders under Section 2.1 (Conditional Waiver) and Section 2.2 (Conditional Consent) shall take effect during the Waiver Period and are conditioned upon the following:

(a)

each Borrower shall not (and shall procure that its Subsidiaries do not) make, or permit  to be made, any similar or equivalent payments to the Parent or its Affiliates for field technical services and administrative services;

(b)	by the Waiver Termination Date, the Obligors shall ensure that the Borrowing Base Deficiency is cured;
(c)

during the Waiver Period, interest on the amount of the Borrowing Base Deficiency shall be calculated using an Applicable Margin of 7.00% per annum and, for the avoidance of doubt, shall be due and payable in cash only (and may not be paid in kind through accretion to principal);

(d)

by May 15, 2016, the Petrogas directors whose terms have currently expired shall be replaced with new directors and the new Petrogas directors shall pass a resolution approving the Turkish Share Pledge;

(e)

within two (2) Business Days after receipt of any Disposal Proceeds by any Obligor (or any of its Subsidiaries), such Obligor shall (or shall cause its Subsidiary to) apply all such Disposal Proceeds to prepay the Loans then outstanding, and no Disposal Proceeds shall be used for any purpose other than to prepay the Loans then outstanding; provided that no such prepayment shall be required if the Borrowing Base Deficiency has been cured and all Lenders are satisfied in their sole and absolute discretion that, after using such Disposal Proceeds for other purposes, the Borrowers will still have sufficient funds to pay in full the Obligations when due in accordance with their terms;

(f)

within two (2) Business Days after receipt of any Funding Proceeds by any Obligor (or any of its Subsidiaries), such Obligor shall (or shall cause its Subsidiary to) apply all such Funding Proceeds to prepay the Loans then outstanding, and no Funding Proceeds shall be used for any purpose other than to prepay the Loans then outstanding; provided that no such prepayment shall be required if the Borrowing Base Deficiency has been cured and all Lenders are satisfied in their sole and absolute discretion that, after using such Funding Proceeds for other purposes, the Borrowers will still have sufficient funds to pay in full the Obligations when due in accordance with their terms, in which case such Funding Proceeds may be used by such Obligor (or any of its Subsidiaries) to pay interest and/or repay principal in respect of any of its other third-party debt facilities (but not shareholder loans);

(g)

by May 15, 2016, the relevant Obligor(s) shall (or shall cause its Subsidiaries to) enter into a TBNG Disposal Agreement; provided that if an independent buyer has not been identified by May 15, 2016, the Parent shall, within five (5) Business Days thereafter (or such longer period as the Lenders may agree to in writing), at its own expense appoint an M&A advisor reasonably satisfactory to the Lenders to expedite a TBNG Disposal and to advise on the feasibility of other strategies and Disposals to raise sufficient funds to prepay the Loans then outstanding;

(h)	the relevant Obligor(s) shall (or shall cause its Subsidiaries to):
(i)	on the Waiver Date, commence drafting negotiations in respect of the TBNG Security Documents with the Collateral Agent and its legal counsel;
(ii)	by May 31, 2016, execute the TBNG Security Documents;
(iii)

by June 30, 2016, ensure that the Security Interests created pursuant to the TBNG Security Documents are duly perfected in accordance with Applicable Law (including obtaining all approvals required by EMRA, GDPA and all other Governmental Authorities); and

(iv)

promptly pay all documented costs and expenses (including legal fees) incurred by the Agent and the Lenders in connection with the drafting, negotiation and execution of the TBNG Security Documents and the perfection of the Security Interests created pursuant thereto;

provided that if a TBNG Disposal Agreement is entered into during the Waiver Period, the Collateral Agent shall release the Security Interests created pursuant to the TBNG Security Documents over the relevant assets in order to permit closing to occur thereunder;

(i)

upon the earlier of (a) the TBNG Facility being repaid in full and (b) June 30, 2016, the relevant Obligor(s) shall (or shall cause its Subsidiaries to) cause TBNG to execute the TBNG Receivables Assignment and deliver a receivables payment instruction letter instructing each offtaker to make TBNG’s share of payments due under each offtake contract (but for the avoidance of doubt, excluding any share of payments belonging to any of TBNG’s joint venture partners) into a Local Collection Account designated by the Collateral Agent; provided that if a TBNG Disposal Agreement is entered into during the Waiver Period, the Collateral Agent shall release the Security Interests created pursuant to the TBNG Receivables Assignment in order to permit closing to occur thereunder;

(j)

within fourteen (14) days of the Waiver Date, the hedge counterparty under each Hedge Agreement to which a Borrower (or any of its Subsidiaries) is a party shall be instructed to pay all amounts due to the Borrower (or such Subsidiary) to the Agent (such instruction not to be revoked without the prior written consent of all Lenders), and the Agent may apply all amounts so received to pay interest (including any stepped-up interest and default interest) on the Loans then outstanding, then to prepay the Loans then outstanding or to cure any Borrowing Base Deficiency then in effect; provided that no such Hedge Agreement shall be closed out, netted, replaced or terminated (whether directly or indirectly) at any time before the aggregate outstanding principal amount of the Loans plus the LC Outstandings (if any) after such transaction is less than $10,000,000;

(k)

by the last day of each calendar month during the Waiver Period, the Borrowers shall apply an amount of not less than $850,000 to pay interest (including any stepped-up interest and default interest) on the Loans then outstanding, then to prepay the Loans then outstanding to cure any Borrowing Base Deficiency then in effect (it being acknowledged that such $850,000 shall include all amounts applied by the Agent pursuant to Section 2.3(j)) above); provided that if such prepayment would fall on a day that is not a Business Day, such prepayment shall instead occur on the next Business Day;

(l)

except as stated in Section 2.2 (Conditional Consent) above and Section 4.1(b) (Conditions Precedent) below and, no other transfers or withdrawals shall be permitted from any Collection Account without the prior written consent of all Lenders;

(m)

by December 31, 2016, the Parent shall ensure that it has a cash reserve in an amount of not less than $8,000,0000, which amount shall be used solely to fund its general and administrative costs relating to the Borrowers for 2017;

(n)	on a weekly basis, the Borrowers shall deliver to the Agent (with sufficient copies for the Lenders) each of the following in form and substance satisfactory to the Lenders:
(i)

a report containing sufficient details on the status and progress made with respect to an Albanian Transaction, a Selmo Farm-out, a TBNG Disposal, each other Disposal and all transactions directly related to raising Funding Proceeds involving any Obligor or any of such Obligor’s Subsidiaries; and

(ii)

a 3-month forward looking weekly liquidity analysis of the Parent and its Subsidiaries in substantially the form required by the Lenders from time to time, and the Parent shall ensure that there are sufficient cash reserves to meet the funding needs of the Parent and its Subsidiaries as shown in such liquidity analysis;

(o)

all payments required to be made by the Parent in respect of the Convertible Notes prior to the holders thereof converting their debt interests into Equity Interests in the Parent and relinquishing their debt claims shall be funded entirely by the shareholders of the Parent by way of capital contributions or shareholder loans, and no Obligor or any of its Subsidiaries shall facilitate such payments (whether by Restricted Payments or otherwise); and

(p)

by September 30, 2016, all holders of the Convertible Notes shall have either (i) converted their debt interests under the Convertible Notes into Equity Interests in the Parent and shall have relinquished their debt claims as holders of the Convertible Notes, or (ii) agreed to extend the maturity of the Convertible Notes to April 1, 2019 (or later) on terms substantially identical to those applicable to the Convertible Notes on the date of this Agreement, and provided that all payments required to be made by the Parent in respect of the Convertible Notes (as extended) prior to the holders thereof converting their debt interests into Equity Interests in the Parent and relinquishing their debt claims shall be funded entirely by the shareholders of the Parent by way of capital contributions or shareholder loans, and no Obligor or any of its Subsidiaries shall facilitate such payments (whether by Restricted Payments or otherwise).

SECTION 3.  AMENDMENTS

3.1Commitments.  Notwithstanding anything to the contrary in the Credit Agreement (including Section 2.2(c) (Nature of Loans) of the Credit Agreement), the Credit Agreement shall be modified as follows with immediate effect and such modifications shall continue in force unless all Lenders otherwise agree in writing:

(a)	the Tranche A Commitment of BNP Paribas shall be permanently reduced from $18,462,000 to $15,243,652.08;
(b)	the Tranche B Commitment of IFC shall be permanently reduced from $18,462,000 to $15,243,652.08;
(c)

if a Borrower repays or prepays any portion of the Loans then outstanding, each Lender’s Commitment shall further be automatically and permanently reduced by the amount of such repayment or prepayment it receives; and

(d)	any portion of the Loans repaid or prepaid by a Borrower may not subsequently be re-borrowed, and no Borrower may submit a new Notice of Borrowing or new LC Application.

3.2Information on Hydrocarbon Interests.  Subject to Section 4.1 (Conditions Precedent), the Obligors agree that each production forecast and production report to be delivered pursuant to Section 7.2(b) (Hydrocarbon Production Forecast) and Section 7.2(c) (Hydrocarbon Production Report) of the Credit Agreement shall include corresponding information relating to TBNG and its hydrocarbon interests; provided that such information need not be included if a TBNG Disposal Agreement has been entered into and closing has occurred thereunder.

SECTION 4.  CONDITIONS PRECEDENT

4.1Conditions Precedent.  The waivers and consent referred to in Section 2 (Conditional Waiver and Consent) and the amendments in Section 3 (Amendments) shall become effective on the date (the “Waiver Date”) on which all of the following conditions precedent are first satisfied:

(a)	this Agreement shall have been executed by all Obligors and the Lenders and counterparts hereof as so executed shall have been delivered to the Agent;
(b)	an amount of $4,000,000 shall have been withdrawn from the Collection Accounts and applied to prepay the Loans then outstanding; and
(c)

the Borrowers shall have paid all outstanding documented costs and expenses (including invoiced legal fees and a waiver fee in the amount of $50,000 payable to each Lender) of the Agent and the Lenders; and

(d)

the Borrowers shall deposit with Herguner Bilgen & Ozeke, Turkish legal counsel to the Lenders, an amount of $13,500 to partially cover the Lenders’ legal fees and expenses in connection with the drafting, negotiation and execution of the TBNG Security Documents, the TBNG Receivables Assignment and the perfection of the Security Interests created pursuant thereto.

SECTION 5.  MISCELLANEOUS

5.1Representations and Warranties.  Each Obligor, by signing below, hereby represents,  warrants and undertakes to the Agent and the Lenders as follows:

(a)	it is duly organized, validly existing and in good standing (if such concept exists under the laws of its jurisdiction of organization) under the laws of its jurisdiction of organization;
(b)

the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene its constitutional documents or any Applicable Law or any of its Contractual Obligations, and (iv) will not result in the creation or imposition of any Lien prohibited by the Credit Agreement;

(c)

no consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for its due execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby;

(d)

it has duly executed and delivered this Agreement, and upon satisfaction of the conditions set forth in Section 3.1 above, this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity;

(e)

no Obligor has guaranteed or granted any collateral to secure the obligations of Stream Oil & Gas Ltd. as borrower under the Albanian Facility, nor will any Obligor do so without the prior written consent of all Lenders;

(f)

if any payment in respect of the Convertible Notes is funded by way of a shareholder loan, the Parent shall ensure that no payment (whether of principal, interest or otherwise) in the form of cash or cash equivalents is made in respect of such shareholder loan until all Commitments have been terminated and all Obligations have been paid in full when due in accordance with their terms; provided that the Parent shall be entitled to make payment in kind by issuing additional equity in the Parent to the shareholder who advanced such shareholder loan;

(g)	after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement; and
(h)

to the extent not already made above, each of the other representations and warranties set forth in Article 6 of the Credit Agreement is true and correct in all material respects as of the date hereof, (unless stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

5.2Waiver of Claims.  Each Obligor hereby waives and releases each of the Secured Parties and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which it is aware that currently exist and can now be asserted to reduce or eliminate all or any part of the obligation of such Obligor to make any payments to the Secured Parties as provided in the Loan Documents, such waiver and release being made with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5.3Expenses.  As provided in the Credit Agreement, but without limiting any terms or provisions thereof, each Obligor agrees to pay on demand, upon presentation of a statement of account, all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Agreement, including without limitation the reasonable costs and fees of the Agent’s legal counsel, regardless of whether the Waiver Date occurs in accordance with the terms hereof.

5.4Credit Agreement Unaffected.  Each reference to the Credit Agreement herein or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby and, in particular but without prejudice to the foregoing, each Guarantor acknowledges and agrees that its guarantee obligations under Article 10 of the Credit Agreement shall remain in full force and effect and be unaffected hereby.  This Agreement is a Loan Document.

5.5Entire Agreement.  This Agreement, together with the Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

5.6Counterparts.  This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

5.7Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.8Submission to Jurisdiction.  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, AND APPELLATE COURTS FROM ANY THEREOF, IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF A SECURED PARTY OR AN OBLIGOR IN CONNECTION HEREWITH OR THEREWITH; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND; PROVIDED FURTHER THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF A SECURED PARTY TO BRING PROCEEDINGS AGAINST AN OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

5.9Jury Trial Waiver.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above.

AMITY OIL INTERNATIONAL PTY LTD, as Borrower

By:	/s/ Wil F. Saqueton
Name:	Wil F. Saqueton
Title:	Director

DMLP, LTD., as Borrower

By:	/s/ Wil F. Saqueton
Name:	Wil F. Saqueton
Title:	Director

PETROGAS PETROL GAZ VE PETROKIMYA ÜRÜNLERI İNŞAAT SANAYI VE TICARET A.Ş., as Borrower

By:	/s/ Wil F. Saqueton
Name:	Wil F. Saqueton
Title:	Directory on behalf of TransAtlantic Turkey Ltd. – Bahamas (BOD member)

TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY. LTD., as Borrower

By:	/s/ Wil F. Saqueton
Name:	Wil F. Saqueton
Title:	Director

TALON EXPLORATION, LTD., as Borrower

By:	/s/ Wil F. Saqueton
Name:	Wil F. Saqueton
Title:	Director

TRANSATLANTIC TURKEY, LTD., as Borrower

By:	/s/ Wil F. Saqueton
Name:	Wil F. Saqueton
Title:	Director

TRANSATLANTIC WORLDWIDE, LTD., as Guarantor

By:	/s/ Wil F. Saqueton
Name:	Wil F. Saqueton
Title:	Director

TRANSATLANTIC PETROLEUM (USA) CORP., as Guarantor

By:	/s/ Wil F. Saqueton
Name:	Wil F. Saqueton
Title:	Vice President

TRANSATLANTIC PETROLEUM LTD., as Guarantor

By:	/s/ Wil F. Saqueton
Name:	Wil F. Saqueton
Title:	Vice President & CFO

BNP PARIBAS (SUISSE) SA, as Administrative Agent

By:	/s/ Johnny Akiki
Name:	Johnny AKIKI
Title:	Authorised signatory

By:	/s/ Philippe Riboni
Name:	Philippe RIBONI
Title:	Member of Management

BNP PARIBAS (SUISSE) SA, as a Lender

By:	/s/ Philippe Guibert
Name:	Philippe Guibert
Title:	Managing Director

By:	/s/ Adrien Bouchet
Name:	Adrien BOUCHET
Title:	Director – Oil & Gas EMEA

INTERNATIONAL FINANCE CORPORATION, as a Lender

By:	/s/ DeLanson D. Crist
Name:	DeLanson D. Crist
Title:	Global Head, Natural Resources

By:
Name:
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